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                                                                    Exhibit 21.1

                      Subsidiaries of BPI Industries, Inc.

   NAME OF SUBSIDIARY                               STATE OF INCORPORATION
-------------------------                           ----------------------
BPI Industries (USA), Inc.                          Nevada
Methane Management, Inc.                            Ohio
Illinois Mine Gas, L.L.C.                           Illinois